UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2004
Date of Report (Date of earliest event reported)

LIBERTY STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50071	27-0019071
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2766 N. Country Club Rd., Tucson, Arizona	85716
(Address of principal executive offices)	(Zip Code)

520-721-1375
Registrant's telephone number, including area code

ITEM 5.     OTHER EVENTS.

Liberty Star Gold Corp. announces that four priority targets have been identified on the ‘Big Chunk' property adjacent to Northern Dynasty's (NDM.V, OTCBB:NDMLF) Pebble deposit in Alaska. Geophysics began on January 12, 2004 and was carried out by McFar Engineering of Toronto. See the attached press release for further information.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

99.1	Press release dated May 31, 2004 -Liberty Star Gold Corp. announces four priority targets have been identified on the ‘Big Chunk' property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

Date: June 1, 2004
By: /s/ Gary Musil

GARY MUSIL
Secretary, Director